Exhibit 4.6

TRIBUNE COMPANY
Form of Warrant Agreement
[FOR WARRANTS SOLD ATTACHED TO DEBT SECURITIES]*

THIS WARRANT AGREEMENT dated as of                            , 20    between Tribune Company, a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to) and                          , as Warrant Agent (herein called the “Warrant Agent”).

WHEREAS, the Company proposes to sell [title of debt securities being offered] (the “Offered Securities”), which Offered Securities are to be issued under an indenture (the “Indenture”), dated as of                   , 199   , between the Company and Citibank, N.A. (as successor trustee to The Bank of New York, which was successor trustee to Bank of Montreal Trust Company), as trustee (the “Securities Trustee”); together with warrant certificates (the “Warrant Certificates”) evidencing one or more warrants (the “Warrants”) representing the right to purchase [title of debt securities purchasable through exercise of Warrants] (the “Warrant Securities”), which Warrant Securities are to be issued under the Indenture and shall have the same terms and interest rate as the Offered Securities.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced.

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

ISSUANCE OF WARRANTS AND EXECUTION
AND DELIVERY OF WARRANT CERTIFICATES

SECTION 1.01.              Issuance of Warrants.  Warrants shall be initially issued in connection with the issuance of the Offered Securities, and shall be separately transferable on and after                    , 20    (the “Detachable Date”).  Each Warrant Certificate shall evidence one or more Warrants.  Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Warrant Security in the

*              Complete or modify the provisions of this Form as appropriate to reflect the terms of the Warrants, Warrant Securities and Offered Securities. Monetary amounts may be in U.S. dollars, foreign currency or other composite currencies based on the aggregate value of currencies of any group of countries.

principal amount of                                   .  Warrant Certificates shall be initially issued in units with the Offered Securities and each Warrant Certificate included in such a unit shall evidence Warrants for each                                          principal amount of Offered Securities included in such unit.

SECTION 1.02.              Execution and Delivery of Warrant Certificates.  Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated                               , 20    and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage.  The Warrant Certificates shall be signed on behalf of the Company by the Chairman, the President and Chief Executive Officer or a Vice President under its corporate seal and attested by its Secretary or an Assistant Secretary.  Such signatures may be manual signatures of such authorized officers or facsimile signatures imprinted, or otherwise reproduced on the Warrant Certificates.  The seal of the Company may be in the form of a facsimile thereof imprinted or otherwise reproduced on the Warrant Certificates.

No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.  Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement any such person was not such officer.

The term “holder” or “holder of a Warrant Certificate” as used herein shall mean any person in whose name any Warrant Certificate shall, at the time, be registered upon the books to be maintained by the Warrant Agent for that purpose or upon the register of the Offered Securities prior to the Detachable Date.  Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent’s records up to date.

SECTION 1.03.              Issuance of Warrant Certificates.  Warrant Certificates evidencing the right to purchase an aggregate principal amount of Warrant Securities not exceeding                           (except as provided in Sections 2.03(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter.  The Warrant Agent shall, upon receipt of such Warrant Certificates duly executed on behalf of the Company, countersign such Warrant Certificates and shall deliver such Warrant Certificates to or upon the order of the Company.  Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, or as provided in Sections 2.03(c), 3.02 or 4.01.

ARTICLE II

WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

SECTION 2.01.              Warrant Price.  The exercise price of each Warrant will be [            ] (the “Warrant Price”).

SECTION 2.02.              Duration of Warrants.  Each Warrant may be exercised in whole at any time, as specified herein, on or after                                 , 20     and at or before 5 P.M., Chicago time, on                               , 20    or such later date as the Company, by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent, may designate (the “Expiration Date”).  Each Warrant not exercised at or before 5 P.M. Chicago time on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrants under this Agreement shall cease.

SECTION 2.03.              Exercise of Warrants.  (a)  During the period specified in Section 2.02 any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, [in lawful money of the United States of America] [applicable currency or units,] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at                                        ], provided that such exercise is subject to receipt by the Warrant Agent within five business days of such payment of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed.  The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised.  The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it [if non-U.S. dollar denominated funds — or in or by immediate transfer for credit to such other account designated by the Company] and shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited [or immediately transferred for credit] to such account.  The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

(b)           The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Securities Trustee of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company or the Securities Trustee shall reasonably require.

(c)           As soon as practicable after the exercise of any Warrant (and subject to receipt by the Warrant Agent pursuant to Section 2.03, within five business days of payment, of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed), the Company shall issue and deliver, pursuant to the Indenture, in authorized denominations to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder.  If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

(d)           The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities, and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

ARTICLE III

OTHER PROVISIONS RELATING TO RIGHTS
OF HOLDERS OF WARRANT CERTIFICATES

SECTION 3.01.              No Rights as Warrant Securityholder Conferred by Warrants or Warrant Certificates.  No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of principal of, premium, if any or interest on Warrant Securities or to enforce any of the covenants in the Indenture.

SECTION 3.02.              Lost, Stolen, Mutilated or Destroyed Warrant Certificates.  Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Company and it and, in the case of mutilation, upon surrender of the mutilated Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants.  Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith.  Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

SECTION 3.03.              Holder of Warrant Certificate May Enforce Rights.  Notwithstanding any other provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the Securities Trustee, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise the Warrants evidenced by its Warrant Certificate in the manner provided in its Warrant Certificate and in this Agreement.

SECTION 3.04.              Merger, Consolidation, Conveyance or Transfer.  If at any time there shall be a merger, consolidation, conveyance or transfer permitted under the Indenture, then in any such event the successor corporation (if not the Company) or assuming corporation referred to therein shall succeed to and be substituted for the Company, with the same effect, subject to such Indenture, as if it had been named herein and in the Warrants as the Company; the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants.  Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver Warrant Securities upon exercise of the Warrants.  All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate.

The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such consolidation, merger, conveyance or transfer complies with the provisions of this Section 3.04 and the Indenture.

ARTICLE IV

EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

SECTION 4.01.              Exchange and Transfer of Warrant Certificates.  Prior to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security.  Prior to any Detachable Date each transfer of the Offered Security on the register of the Offered Securities shall operate also to transfer the related Warrant Certificates.  After the Detachable Date, upon surrender at the corporate trust office of the Warrant Agent [or                                            ], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or transfer thereof may be registered in whole or in part; provided, however, that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered.  The Warrant Agent shall keep, at its corporate trust office [and at                                              ], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of such Warrant Certificates to the Warrant Agent at its corporate trust office [or                                        ] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.  No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.  Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested.  The Warrant Agent shall not be required to effect an exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.  All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement as the Warrant Certificate surrendered for such exchange or registration of transfer.

SECTION 4.02.              Treatment of Holders of Warrant Certificates.  The Company and the Warrant Agent may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

SECTION 4.03.              Cancellation of Warrant Certificates.  Any Warrant Certificate surrendered for exchange or registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof.  The Warrant Agent shall deliver to the Company from tine to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.

ARTICLE V

CONCERNING THE WARRANT AGENT

SECTION 5.01.              Warrant Agent.  The Company hereby appoints                                      as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and                                          hereby accepts such appointment.  The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter in writing grant to or confer upon it.  All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

SECTION 5.02.              Conditions of Warrant Agent’s Obligations.  The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

(a)           Compensation and Indemnification.  The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent.  The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.  The obligations of the Company pursuant to this Section 5.02(a) shall survive the exercise or the expiration of the Warrants and the resignation or removal of the Warrant Agent.

(b)           Agent for the Company.  In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(c)           Counsel.  The Warrant Agent may consult with counsel satisfactory to it and the Company, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(d)           Documents.  The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e)           Certain Transactions.  The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights and restrictions that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.  Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.

(f)            No Liability for Interests.  The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g)           No Liability for Invalidity.  The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates.

(h)           No Responsibility for Representations.  The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent’s counter-signature thereon), all of which are made solely by the Company.

(i)            No Implied Obligations.  The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent.  The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.  The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates.  The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

SECTION 5.03.              Resignation and Appointment of Successor.  (a)  The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

(b)           The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than ninety days after the date on which such notice is given unless the Company otherwise agrees.  The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective.  Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.  The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

(c)           In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent.  Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

(d)           Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e)           Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.              Amendment.  This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making such other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not affect adversely the interests of the holders of the Warrant Certificates.

SECTION 6.02.              Notices and Demands to the Company and Warrant Agent.  If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

SECTION 6.03.              Addresses.  Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to                                        , Attention:                                           , and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Tribune Company, 435 N. Michigan Avenue, Chicago, Illinois 60611, Attention:  Secretary (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

SECTION 6.04.              Applicable Law.  The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of Illinois.

SECTION 6.05.              Delivery of Prospectus.  The Company will furnish to the Warrant Agent sufficient copies of a prospectus, as the same may be amended or supplemented from time to time, relating to the Warrant Securities deliverable upon exercise of Warrants (the “Prospectus”), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a copy of the Prospectus.  The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

SECTION 6.06.              Obtaining of Governmental Approvals.  The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become required in connection with the issuance, sale, transfer and delivery of the Warrant, or the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrants.

SECTION 6.07.              Persons Having Rights under Warrant Agreements.  Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

SECTION 6.08.              Headings.  The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 6.09.              Counterparts.  This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 6.10.              Inspection of Agreement.  A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate.  The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

SECTION 6.11.              Notices to Holders of Warrants.  Any notice to holders of Warrants which by any provision of this Warrant Agreement is required or permitted to be given shall be given by first class mail prepaid at such holder’s address as it appears on the books of the Warrant Agent or on the register of the Offered Securities prior to the Detachable Date.

IN WITNESS WHEREOF, Tribune Company and                                                have caused this Agreement to be signed by one of their respective duly authorized officers, and their respective corporate seals to be affixed hereunto, and the sane to be attested by their respective Secretaries or one of their respective Assistant Secretaries, all as of the day and year first above written.

TRIBUNE COMPANY

By:
Name:
Title:

Attest:

Name:
Title:

[WARRANT AGENT]

By:
Name:
Title:

Attest:

Name:
Title:

Exhibit A

FORM OF WARRANT CERTIFICATE

[Face of Warrant Certificate]

Prior to                      this Warrant
Certificate cannot be transferred
or exchanged unless attached to a
[Title of Offered Securities].

EXERCISABLE ONLY IF COUNTERSIGNED BY THE
WARRANT AGENT AS PROVIDED HEREIN

TRIBUNE COMPANY

WARRANTS TO PURCHASE

[Title of Warrant Securities]

VOID AFTER 5 P.M., CHICAGO TIME, ON                           , 20

No.	Warrants

This certifies that                                   or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time after 5 P.M., Chicago time, on                               , 20    and on or before 5 P.M., Chicago time, on                             , 20   , principal amount of [Title of Warrant Securities] (the “Warrant Securities”), of Tribune Company (the “Company”), issued and to be issued under the Indenture (as hereinafter defined), on the following basis:  The exercise price of each Warrant will be [specify] (the “Warrant Price”).  The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, [in lawful money of the United States of America] [applicable currency or units] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the “Warrant Agent”), currently at the address specified on the reverse hereof [or                                        ], and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form in denominations of            and any integral multiples thereof.  Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of                          , 20    (the “Warrant Agreement”) between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof.  Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at                         ].

The Warrant securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an indenture (the “Indenture”), dated as of                       , 199    between the Company and Citibank, N.A. (as successor trustee to The Bank of New York, which was successor trustee to Bank of Montreal Trust Company), as trustee (the “Trustee”), and will be subject to the terms and provisions contained in the Indenture.  Copies of the Indenture and the form of the Warrant Securities are on file at the corporate trust office of the Trustee [and at                           ].

Prior to                               , 20    this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] (“Offered Securities”) to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Securities.  After such date, this Warrant Certificate may be transferred when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or                      ] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

Except as provided in the immediately preceding paragraph, after countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of principal of, premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Indenture.

This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

IN WITNESS WHEREOF, Tribune Company has caused this instrument to be duly executed under its corporate seal.

Dated as of                                 , 20   .

TRIBUNE COMPANY

By:

Attest:

Countersigned:

as Warrant Agent

By:
Authorized Signature

[REVERSE OF WARRANT CERTIFICATE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder must pay in [lawful money of the United States of America] [applicable currency or units] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in immediately available funds, the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] [corporate trust department] [insert address of Warrant Agent], Attn:                                  [or                         ], which payment must specify the name of the holder and the number of Warrants exercised by such holder.  In addition, the holder must complete the information required below and present this Warrant Certificate in person or send it by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below.  This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment referred to above.

To Be Executed Upon Exercise of Warrant

The undersigned hereby irrevocably elects to exercise                               Warrants, evidenced by this Warrant Certificate, to purchase                                        principal amount of the [Title of Warrant Securities] (the “Warrant Securities”) of Tribune Company, and represents that he has tendered payment for such Warrant Securities in [lawful money of the United States of America] [applicable currency or units] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in immediately available funds, to the order of Tribune Company, c/o [insert name and address of Warrant Agent], in the amount of                      in accordance with the terms hereof.  The undersigned requests that said principal amount of Warrant Securities, which shall be in fully registered form and in authorized denominations, be registered in such names and delivered as specified in accordance with the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:	Name:
(Please Print)

Address:
(Insert Social Security or
Other Identifying Number
of Holder)	Signature:

The Warrants evidenced hereby may be exercised at the following addresses:

By hand at:

By mail at:

[Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants — complete as appropriate.]

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF HOLDER DESIRES
TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

Please insert social security or other identifying number

(Please print name and address including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                                                                as his attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member of the New York, Midwest or Pacific Stock Exchange.)

Signature Guaranteed